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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        ---------------------------------

                                    FORM 8-K

                        ---------------------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 30, 2003

                           THE TOWN AND COUNTRY TRUST

             (Exact name of registrant as specified in its charter)

Maryland                            001-12056            52-6613091

(State or other jurisdiction        (Commission          (IRS Employer
 of incorporation)                  File Number)         Identification No.)

100 S. Charles Street, Baltimore, MD                     21201
(Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (410) 539-7600
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Item 2. Acquisition or Disposition of Assets.

      On April 30, 2003, the Registrant, The Town and Country Trust (the "Trust") acquired two apartment communities in Pikesville, MD, a Baltimore suburb. The communities, known as the Courts of Avalon (the "Courts") and the Excalibur at Avalon (the "Excalibur"), are located on adjoining parcels less than a mile north of the Baltimore Beltway at 9000 and 9050 Iron Horse Lane, respectively.

      The Courts, acquired from BRH Ironhorse, L.L.C., was completed in 1999 and contains 258 garden-style apartments. The property features a unit mix consisting of 33% one-bedroom units, 50% two-bedroom units and 17% three-bedroom units. Amenities include a swimming pool, putting green, tennis courts, state-of-the-art clubhouse/leasing center, media/conference center with large-screen television and fitness center. Each unit has its own washer and dryer and private garage.

      The Excalibur, acquired from BRH Excalibur, L.L.C., was completed in 2000 and contains 147 units in a four-story, mid-rise, elevatored building. Excalibur's unit mix consists of 19% one-bedroom units, 43% two-bedroom units and 38% three-bedroom units. Amenities include a rooftop swimming pool, sun deck and tennis court, great room with fireplace, media room, library, fitness center and structured parking.

      The aggregate purchase price for the communities was $63,200,000, plus certain customary closing costs, and was funded using: (i) borrowings under the Trust's revolving credit facility with Manufacturers and Traders Trust Company, and (ii) borrowings under the Trust's master credit facility with the Federal National Mortgage Association. The Trust based its determination of the purchase price, which resulted from arms-length negotiations, on the expected cash flow, physical condition, location, competitive advantages, existing tenancies and opportunities to retain and attract tenants. The Trust will continue to operate the properties as apartment communities. Neither seller is affiliated with the Trust or any of its affiliates, trustees or officers, or any associate of any trustee or officer. Each of the sellers was affiliated with the other and under common ownership and control.

      The Trust has structured the purchase to qualify under the "like-kind exchange" provisions of Section 1031 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder (the "Tax Laws"). In this regard, the Trust presently intends to identify and sell "relinquished properties" within the time periods specified in the applicable Tax Laws.

      The statements contained in this filing include forward-looking statements within the meaning of the Federal securities laws. Although the Trust believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks and uncertainties that could cause actual results to differ materially from the expected results. These risks and uncertainties include, but are not limited to, uncertainties affecting real estate business generally, risks relating to acquisition and disposition activities and risks relating to leasing and re-leasing activities. Additional information on factors which could impact the Trust and the forward-looking statements contained herein are detailed in the Trust's filings with the Securities and Exchange Commission.

Item 7. Financial Statements and Exhibits

      (a)   Financial statements of properties acquired.*

      (b)   Pro forma financial information.*

      (c)   Exhibits


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      Exhibit 1   Purchase and Sale Agreement dated as of March 12, 2003,
                  between BRH Ironhorse Associates, L.L.C. and The Town and Country Trust. (All Exhibits to the Agreement have been omitted, and the Trust will furnish to the Commission, upon request, a copy of any omitted Exhibits.)

      Exhibit 2 Purchase and Sale Agreement dated as of March 12, 2003, between BRH Excalibur Associates, L.L.C. and The Town and Country Trust. (All Exhibits to the Agreement have been omitted, and the Trust will furnish to the Commission, upon request, a copy of any omitted Exhibits.)


      * To be filed by amendment within 60 days of the date hereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, The Town and Country Trust has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         By:  /s/ Alan W. Lasker
                                             -------------------------------
                                                  Alan W. Lasker
                                                  Senior Vice President and
                                                  Chief Financial Officer

Dated:  May 15, 2003


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                                  Exhibit Index

Exhibit     Description
-------     -----------
1.          Purchase and Sale Agreement dated as of March 12, 2003, between BRH
            Ironhorse Associates, L.L.C. and The Town and Country Trust. (All
            Exhibits to the Agreement have been omitted, and the Trust will furnish to the Commission, upon request, a copy of any omitted
            Exhibits.)

2           Purchase and Sale Agreement dated as of March 12, 2003, between BRH
            Excalibur Associates, L.L.C. and The Town and Country Trust. (All
            Exhibits to the Agreement have been omitted, and the Trust will furnish to the Commission, upon request, a copy of any omitted
            Exhibits.)



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